Exhibit 99

           Nordson's First-Quarter Earnings Per Share Up 80 Percent; Earnings Set Record As Company Begins 50th Anniversary Year

    WESTLAKE, Ohio, Feb. 25 /PRNewswire-FirstCall/ -- Nordson Corporation (Nasdaq: NDSN) today announced sales and record earnings for the first quarter, which ended February 1, 2004. On a diluted basis, earnings per share for the quarter were $.27 compared with $.15 for the same period of 2003, an 80 percent increase.

    Worldwide sales for the first quarter of 2004 were $170.6 million, a 17 percent increase compared with sales of $145.3 million for the same period of 2003. Volume gains were 10 percent, with the remainder traced to currency effects associated with a weaker U.S. dollar.

    Sales volume for the company's Advanced Technology businesses grew by 21 percent during the quarter while the Adhesive Systems segment increased volume by 11 percent. Nordson's Finishing Systems group experienced a 5 percent volume decline.

    Sales volume was up 43 percent in Nordson's Pacific South region, 10 percent in Europe and 6 percent in North America. Sales volume in Japan reflected a 9 percent decrease.

    Backlog at the end of the first quarter was $81 million, up approximately $20 million since the beginning of the year.

    "Sales in our Advanced Technology and Adhesive Systems business segments benefited from the early stages of economic recovery in North America as well as accelerated growth in Asia, contributing to a record setting first-quarter performance," stated Edward P. Campbell, president and chief executive officer.

    "We are encouraged by the increase in new orders and continue to see signs that the demand for capital equipment will remain strong," Campbell added.

    Nordson will broadcast its first-quarter conference call on the investor relations page of the company's Web site, www.nordson.com , on Wednesday, February 25, 2004, at 11:30 a.m. EST. For those unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson's investor relations and shareholder services is available from Barbara Price, manager, shareholder relations, at
(440) 414-5344.

    Except for historical information and comparisons contained herein, statements included in this release may constitute "forward-looking statements," as defined by The Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company's filings with the Securities and Exchange Commission that could cause actual results to differ.

    Nordson Corporation, now in its 50th year of operation, is the world's leading producer of precision dispensing equipment used to apply adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations, helping customers meet quality, productivity and environmental targets. The company also manufactures technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has direct operations in 30 countries and 3,500 employees worldwide.

    A summary of sales, income and earnings is presented in the attached tables.

    Contact:      Bruce Waffen
    Phone:        (440) 414-5610
    E-mail:       bwaffen@nordson.com


                             NORDSON CORPORATION
                             FINANCIAL HIGHLIGHTS
             (Dollars in thousands except for per share amounts)

    FIRST QUARTER PERIOD
    Period ending February 1, 2004
    (Unaudited)

    CONSOLIDATED STATEMENT OF INCOME
                                                          First Quarter
                                                     2004              2003

    Net sales                                     $170,640          $145,323
    Cost of sales                                   77,767            66,066
    Selling and administrative expenses             74,733            68,119
    Severance and restructuring costs                    -                22

    Operating profit                                18,140            11,116

    Interest expense - net                          (3,815)           (4,399)
    Other income - net                                  99               730

    Income before income taxes                      14,424             7,447
    Income taxes                                     4,760             2,458

    Net income                                      $9,664            $4,989

    Return on sales                                     6%                3%
    Return on average shareholders'
     equity                                            12%                7%

    Per share data

    Average common shares outstanding (000's)       34,568            33,662
    Average common shares and common share
     equivalents (000's)                            35,632            33,820

    Per share:

    Basic earnings                                    $.28              $.15
    Diluted earnings                                  $.27              $.15

    Dividends paid                                   $.155              $.15


    FIRST QUARTER PERIOD
    Period ending February 1, 2004
    (Unaudited)

    CONSOLIDATED BALANCE SHEET
                                                 February 1,       November 2,
                                                     2004              2003

    Cash and marketable securities                 $16,924            $6,972
    Receivables                                    145,468           151,740
    Inventories                                     79,929            78,557
    Other current assets                            41,745            40,101
         Total current assets                      284,066           277,370

    Property, plant and equipment - net            114,008           115,255
    Other assets                                   372,976           374,181

                                                  $771,050          $766,806

    Notes payable and debt due within
     one year                                      $35,435           $67,324
    Accounts payable and accrued
     liabilities                                   137,691           144,338
         Total current liabilities                 173,126           211,662

    Long-term debt                                 172,683           172,619
    Other liabilities                               85,444            82,416
    Total shareholders' equity                     339,797           300,109

                                                  $771,050          $766,806

    Other information:

    Employees                                        3,481             3,483

    Common shares outstanding (000's)               35,231            34,035


    FIRST QUARTER PERIOD
    Period ending February 1, 2004
    (Unaudited)

                             NORDSON CORPORATION
                             FINANCIAL HIGHLIGHTS
                            (Dollars in thousands)

                                       First Quarter      % Growth over 2003
    SALES BY BUSINESS SEGMENT          2004     2003   Volume  Currency  Total

    Adhesive dispensing & nonwoven
     fiber systems                   $106,101   $87,878   10.9%   9.8%   20.7%
    Coating & finishing systems        29,200    28,974   -5.2%   6.0%    0.8%
    Advanced technology systems        35,339    28,471   20.8%   3.3%   24.1%

    Total sales by business segment  $170,640  $145,323    9.6%   7.8%   17.4%

                                       First Quarter

    OPERATING PROFIT BY BUSINESS
     SEGMENT                           2004     2003

    Adhesive dispensing & nonwoven
     fiber systems                    $14,802   $10,377
    Coating & finishing systems           569       112
    Advanced technology systems         4,999     2,023
    Corporate                          (2,230)   (1,396)

    Total operating profit by
     business segment                 $18,140   $11,116


                                      First Quarter       % Growth over 2003
    SALES BY GEOGRAPHIC REGION         2004      2003    Volume Currency Total

    North America                     $62,310   $58,153    5.9%    1.2%   7.1%
    Europe                             65,875    52,528    9.6%   15.8%  25.4%
    Japan                              18,072    17,918   -9.4%   10.3%   0.9%
    Pacific South                      24,383    16,724   42.9%    2.9%  45.8%

    Total sales by geographic
     region                          $170,640  $145,323    9.6%    7.8%  17.4%


    SELECTED SUPPLEMENTAL                First Quarter
     INFORMATION                         2004     2003

    Depreciation and amortization      $7,060    $7,048
    Capital expenditures               $2,504      $992
    Dividends paid                     $5,351    $5,038



SOURCE  Nordson Corporation
    -0-                             02/25/2004
    /CONTACT: Bruce Waffen of Nordson Corporation, +1-440-414-5610, or bwaffen@nordson.com /
    /Web site:  http://www.nordson.com /
    (NDSN)

CO:  Nordson Corporation
ST:  Ohio
IN:  CST MAC
SU:  ERN CCA MAV